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                                                                    EXHIBIT 10.2




                SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

         This Amendment, dated as of August 2, 2000, is made by and between The Sportsman's Guide, Inc., a Minnesota corporation (the "Borrower"), and Wells Fargo Bank Minnesota, National Association, f/k/a Norwest Bank Minnesota, National Association, a national banking association (the "Lender").

                                    Recitals

         The Borrower and the Lender have entered into Credit and Security Agreement dated as of December 27, 1999, as amended by a First Amendment to
Credit and Security Agreement dated as of May   , 2000 (the "Credit Agreement").
Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

         The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

         1. Defined Terms. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein. In addition, Section 1.1 of the Credit Agreement is amended by adding or amending, as the case may be, the following definitions:

              "`Borrowing Base' means, at any time the lesser of:

                   (a)    the Maximum Line; or

                   (b) subject to change from time to time in the Lender's sole discretion, the sum of:

                   (i)    80% of Eligible Accounts, plus

                   (ii)   55% of Eligible Inventory, plus

                   (iii)  the Overadvance Component, less




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                   (iv)   the Landlord's Disclaimer Reserve."

         "`Default Rate' means (i) for Advances bearing interest at the Floating Rate, an annual rate equal to two percent (2%) over the Floating Rate, which rate shall change when and as the Floating Rate changes and (ii) for Advances bearing interest at the Overadvance Floating Rate, an annual rate equal to two percent (2%) over the Overadvance Floating Rate, which rate shall change when and as the Overadvance Floating Rate changes.

         "`Floating Rate' means an annual rate equal to the Prime Rate plus the Revolving Margin, which annual rate shall change when and as the Prime Rate changes."

         `Margin' - deleted.

         "`Overadvance' means that portion of the outstanding principal balance of the Revolving Advances that exceeds the difference of the Borrowing Base less the Overadvance Component."

         "`Overadvance Component' means $2,000,000 from the Second Amendment Effective Date until November 15, 2000 and $-0- thereafter."

         "`Overadvance Floating Rate' means an annual rate equal to the sum of the Prime Rate plus the Overadvance Margin, which annual rate shall change when and as the Prime Rate changes."

         "`Overadvance Margin' means an amount determined pursuant to Section 2.7(a-1) that is added to the Prime Rate to determine the Overadvance Floating Rate."

         "`Revolving Margin' means an amount determined pursuant to Section 2.7(a) that is added to the Prime Rate to determine the Floating Rate."

         "`Second Amendment Effective Date' means the date all conditions precedent to effectiveness of the Second Amendment have been satisfied or waived by the Lender."

         2. Margins and Interest Rate. Section 2.7 of the Credit Agreement is amended (i) by amending Subsection (a) to read as follows, (ii) by adding the following new Subsection (a-1) immediately thereafter and (iii) by amending Subsection (b) to read as follows:

              (a) REVOLVING MARGIN. The interest rate margin ("Revolving Margin") to be added to the Prime Rate to determine the Floating Rate is zero



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         percent (0%) as of May 19, 2000, subject to change when the Lender receives and approves the Borrower's audited financial statements for its fiscal year ending on or about December 31, 2000 (the "Year 2000 Financial Statements"), at which time the Revolving Margin shall be adjusted, effective as of the first day of the Borrower's 2001 fiscal year, as follows: if the Year 2000 Financial Statements show that the Borrower's Net Income was:

              (A) less than $(1,000) but greater than or equal to $(500,000), "Revolving Margin" shall mean one quarter of one percent (0.25%); and

              (B) less than $(500,000) but greater than or equal to $(1,000,000), "Revolving Margin" means one half of one percent (0.5%);

              (C) greater than $1,000,000, "Revolving Margin" means negative one half of one percent (-0.50%);

         otherwise, the Revolving Margin shall remain unchanged. If the Revolving Margin is increased according to the foregoing and the Borrower is thus determined to have underpaid interest since the beginning of its 2001 fiscal year, the Borrower shall pay such deficiency on demand."

         "(a-1)   OVERADVANCE MARGIN. The interest rate margin ("Overadvance
Margin") to be added to the Prime Rate to determine the Overadvance Floating Rate shall be:

              (i) two percent (2.0%) for that portion of the Overadvance which is less than or equal to $1,000,000;

              (ii) three percent (3.0%) for that portion of the Overadvance which is greater than $1,000,000 but less than or equal to $1,500,000; and

              (iii) four percent (4.0%) for that portion of the Overadvance which is greater than $1,500,000 but less than or equal to $2,000,000."

         "(b) REVOLVING NOTE. Except as set forth in Sections 2.7(d) and 2.7(f), that portion of the outstanding principal balance of the Revolving Note not constituting Overadvances shall bear interest at the Floating Rate and that portion of the outstanding principal balance of the Revolving Note constituting Overadvances shall bear interest at the Overadvance Rate."


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         3.   No Other Changes. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

         4. Amendment Fee. The Borrower shall pay the Lender as of the date hereof a fully earned, non-refundable fee in the amount of $5,000 in consideration of the Lender's execution of this Amendment.

         5. Conditions Precedent. This Amendment shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

         (a)  Payment of the fee described in Paragraph 4.

         (b)  Such other matters as the Lender may require.

         6. Representations and Warranties. The Borrower hereby represents and warrants to the Lender as follows:

         (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

         (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

         (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         7. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all


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references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby.

         8. No Waiver. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

         9. Release. The Borrower hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

         10. Costs and Expenses. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses and the fee required under paragraph 4 hereof.



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         11.  Miscellaneous. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

WELLS FARGO BANK MINNESOTA,                     THE SPORTSMAN'S GUIDE, INC.
NATIONAL ASSOCIATION, f/k/a
Norwest Bank Minnesota, National
Association                                     By /S/ Charles B. Lingen
                                                   -----------------------------
                                                   Charles B. Lingen
                                                   Its Chief Financial Officer
By /S/ Brian Fitzpatrick
   ------------------------------
   Brian Fitzpatrick
   Its Vice President


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